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                                 TCSI CORPORATION

                                  EXHIBIT 11.1

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

              COMPUTATION OF SHARES USED IN PER SHARE CALCULATIONS
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                                                                Three Months Ended        Six Months Ended,
                                                                     June 30,                  June 30,
                                                             ----------------------    ---------------------
(In thousands, except per share data)                           1997       1996           1997       1996
                                                             ----------  ----------    ---------- ----------
Weighted average shares of common stock                         21,327     20,839         21,335     19,910

Common stock equivalents                                          --        1,352           --        1,132
                                                             ----------  ----------    ---------- ----------
Shares used in calculation of earnings (loss) per share         21,327     22,191         21,335     21,042
                                                             ----------  ----------    ---------- ----------
                                                             ----------  ----------    ---------- ----------
Net income (loss)                                             $  (919)   $  2,808      $  (1,480)   $ 5,359
                                                             ----------  ----------    ---------- ----------
                                                             ----------  ----------    ---------- ----------
Earnings (loss) per share                                     $ (0.04)   $   0.13      $   (0.07)   $  0.25
                                                             ----------  ----------    ---------- ----------
                                                             ----------  ----------    ---------- ----------
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